UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2006

Boeing Capital Corporation

(Exact name of registrant as specified in its charter)

(Commission File Number) 0-10795

Delaware	95-2564584
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

500 Naches Ave. SW, 3rd Floor Renton, Washington	98055
(Address of principal executive offices)	(Zip Code)

(425) 965-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

This Current Report on Form 8-K is for the purpose of disclosing information relating to Boeing Capital Corporation (“BCC”) that was contained in the press release and Webcast of the second quarter 2006 financial results of The Boeing Company (“Boeing”), dated July 26, 2006. The full text of Boeing’s press release is being furnished pursuant to Item 2.02 of Form 8-K.

Item 8.01. Other Events

On July 26, 2006, Boeing issued a press release announcing its financial results for the second quarter of 2006, some of which relate to BCC. The information relevant to BCC is as follows:

Boeing Capital Corporation

BCC’s quarter-end debt balance, excluding non-recourse debt, decreased to $5.6 billion from $6.2 billion at year-end due to repayments of maturing debt with available cash.

BCC continued to support the operations of Boeing’s business units and reduce portfolio risk. Revenues for the second quarter declined 7 percent to $243 million, and pre-tax income declined to $62 million on lower portfolio size and favorable dispositions and restructurings that occurred in the same quarter of 2005 (Table 6).

Table 6. Boeing Capital Corporation Operating Results

	2nd Quarter			Six Months
(Millions)	2006	2005	% Change	2006	2005	% Change
Revenues	$243	$261	(7)%	$480	$498	(4)%
Pre-Tax Income	$62	$120	(48)%	$132	$164	(20)%

BCC’s portfolio balance at the end of the second quarter was $8.5 billion, down from $9.0 billion at the end of the first quarter as normal portfolio run-off, asset sales and depreciation more than offset new business volume. BCC contributed $182 million in cash dividends (including return of capital) to Boeing during the quarter and $232 million for the first half of the year. BCC reduced its debt balance by $0.6 billion during the quarter and recorded leverage of 5.0-to-1, as measured by the ratio of debt-to-equity.

BCC’s outlook is set forth in the table below:

Table 7: Financial Outlook

(Billions)	2006		2007
Boeing Capital Corporation
Portfolio Size		Lower		Flat
Revenue	~$	0.9	~$	0.9
Return on Assets		>1%		>1%

Item 9.01. Financial Statements and Exhibits

The following exhibit is furnished as a part of this report:

Exhibit No. 99.1    Press Release of The Boeing Company dated July 26, 2006, reporting Boeing’s financial results for the second quarter of 2006

Forward-Looking Information is Subject to Risk and Uncertainty

Certain statements contained in this Current Report on Form 8-K regarding BCC’s financial outlook may constitute “forward-looking” statements within the meaning of the Private Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and BCC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Boeing Capital Corporation

	By:	/s/ Russell A. Evans
Russell A. Evans
July 26, 2006		Vice President and Chief Financial Officer